DEBENTURE INSTRUCTIONS

               I am advised by Carbiz Inc. (the "Corporation") that I have the following alternatives with respect to my Debenture number • dated October 6, 2004 issued by the Corporation (the "Debenture").

        (Please check one)

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I can agree to an amendment of the Debenture such that it will have a new maturity date of • and a new conversion rate such that the "Conversion Rate" (as that term is defined in the Debenture) will change from $0.22 to $0.15, and the exercise price of each Class A Warrant and Class B Warrant will change from $0.23 to $0.30 respectively to $0.15 for each class of Warrant; OR

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I can have my Debenture repaid in accordance with its terms. This will result in the repayment of my original investment plus interest as set out therein (5% per annum for the period of May 1, 2005 to October 5, 2005) totaling in aggregate $• US. By doing so, I understand the Debenture will terminate before conversion and so I will not receive • Class A and • of Class B warrants.

               In either event, by executing this document, the undersigned debenture holder also releases the Corporation from any and all obligations, claims or liabilities, due to or held by the undersigned debenture holder, his/her successors or assigns.

               Signed this _____ day of ____________, 2005 in the city of __________, state of __________.

Debenture Holder's Printed Name	Witness Printed Name

Debenture Holder's Signature	Witness Signature